WILEY

Fourth Quarter and Fiscal Year 2014 Earnings Update

June 17, 2014


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Background

About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Fiscal Year 2014 Summary

- **Adjusted revenue of $1.78B (+4% growth)**
  - Steady growth in the Research segment coming from journals subscriptions, author-funded open access, and digital books
  - Strong growth in Professional and Education solutions, including Online Training and Assessment, Online Program Management (Deltak), and WileyPLUS
  - Share of revenue from digital and solutions now at 55% of revenue; print book revenue share down to 29%
- **Adjusted EPS of $3.05 (+4% growth)**
  - Revenue and margin growth, restructuring and other savings ($38 million and $9 million, respectively), and lower income taxes partially offset higher incentive compensation accruals and a 13% increase in technology expense
- **Free cash flow of $250M, an increase of $22M (+10%) over prior year**
- **Restructuring plans completed for $80M run-rate savings before reinvestment**
- **Recent acquisitions accelerating Wiley's expansion into knowledge-enabled solutions**

Adjusted Performance

(millions)	Q4 2014	Q4 2013	Change	Change (excluding FX)
Revenue	$457.1	$440.7	4%	2%
Operating Income	$62.9	$59.0	7%	3%
EPS	$0.77	$0.71	8%	4%

Adjusted performance excludes: fourth quarter 2014 restructuring charges and fourth quarter 2013 restructuring charges, impairment charges, losses on the sale of certain consumer publishing programs, the operational results of the divested consumer publishing programs, and one time tax charges.

(millions)	FY 2014	FY 2013	Change	Change (excluding FX)
Revenue	$1,775.2	$1,715.2	3%	4%
Operating Income	$254.2	$252.4	1%	1%
EPS	$3.05	$2.92	4%	4%

Adjusted performance excludes: FY14 restructuring charges, impairment charges, and a deferred income tax benefit, and FY13 restructuring charges, impairment charges, net gain on the sale of the consumer publishing programs, operational results of the divested consumer publishing programs, one-time tax charges, and a deferred income tax benefit.

Research Performance

	QUARTER			FULL YEAR		
(millions)	Q4 2014	Q4 2013	Change (excluding FX)	FY14	Change (excluding FX)	% of Revenue
Journal Subscriptions	$188.9	$180.0	2%	$667.3	4%	64%
Print Books	$24.7	$26.6	(9%)	$114.1	(11%)	11%
Digital Books	$16.1	$11.7	32%	$47.7	27%	5%
Open Access	$6.1	$2.5	142%	$17.7	184%	2%
Other (reprints, backfiles, rights, advertising)	$61.0	$62.3	(5%)	$197.5	0%	18%
Total Revenue	**$296.8**	**$283.1**	**2%**	**$1,044**	**3%**	**100%**
Adjusted Contribution to Profit	**$104.8**	**$99.7**	**3%**	**$315.7**	**4%**	

Adjusted Contribution to Profit excludes fourth quarter and fiscal year 2014 net restructuring charges, and fourth quarter and fiscal year 2013 net restructuring charges and/or credits

Full Year Summary

- Steady revenue growth in Journal Subscriptions (+4%) accompanied by strong complementary growth in author-funded Open Access (+$12M)
  - CY 2014 journal subscription billings up 2% with 96% of targeted business closed
- New society journal wins of $10.6M annually as compared to losses of $6.9M
- Growth in Digital Books (+27%) revenue largely offset decline of Print Books (-11%)
- Improved Adjusted Contribution to Profit driven by revenue growth and restructuring savings, offsetting higher accrued incentive compensation and other operating costs

Professional Development Performance

	QUARTER			FULL YEAR		
(millions)	Q4 2014	Q4 2013	Change (excluding FX)	FY14	Change (excluding FX)	% of Revenue
Print Books	$52.9	$58.8	(10%)	$236.3	(8%)	65%
Digital Books	$13.4	$14.5	(8%)	$47.7	10%	13%
Online Training & Assessment	$13.5	$8.8	53%	$40.2	35%	11%
Other (rights, translations, advertising)	$13.2	$12.9	3%	$39.6	0%	11%
Adjusted Revenue	**$93.0**	**$94.9**	**(2%)**	**$363.9**	**(2%)**	**100%**
Divested Consumer Programs	$0.0	$5.2				
Total Revenue	**$93.0**	**$100.1**	**(7%)**	**$363.9**		
Adjusted Contribution to Profit	**$9.5**	**$5.9**	**58%**	**$32.2**	**50%**	

Adjusted Contribution to Profit excludes fourth quarter and fiscal year 2014 net restructuring charges and other adjustments and third quarter and YTD 2013 net restructuring charges and other adjustments.

Full Year Summary

- Continued strength in Online Training & Assessment driven by growth in test preparation and post-hire assessment (plus one month contribution from newly acquired Profiles International)
- Print Book revenue was down 8%, with weakness in Technology and Consumer categories offsetting growth in the Business and Finance category
- Improvement in Adjusted Contribution to Profit driven by restructuring savings and efficiency gains in shift to digital

WILEY

Recent Acquisitions

	Business	Primary Customers	Purchase Price	FY13 Revenue*	FY13 EBITDA Margin
CrossKnowledge	Learning solutions	Corporations	$175M	$37M (ending June 30, 2013)	24% (ending June 30, 2013)
Profiles International	Pre-Hire Assessment	Corporations	$51M	$27M (ending Dec 31, 2013)	19% (ending Dec 31, 2013)

*Company reported revenue prior to Wiley acquisition

- Creation of an end-to-end talent management solution (assessment through development) – significant value proposition for customers
- Opportunities to leverage broad set of sales resources, content, and solutions across broader base of existing global customers
- Wiley talent management portfolio now roughly $100M in annual revenue and positioned for strong double-digit growth
- FY15 EPS dilution estimated to be $0.10, primarily driven by one-time write-down of deferred revenue under purchase accounting

Education Performance

	QUARTER			FULL YEAR		
(millions)	Q4 2014	Q4 2013	Change (excluding FX)	FY14	Change (excluding FX)	% of Revenue
Print Textbooks	$22.2	$24.3	(5%)	$163.2	(9%)	44%
Binder & Custom Product	($0.41)	$0.06	(853%)	$43.6	11%	12%
Online Program Management	$19.8	$16.6	19%	$70.2	+$36M	19%
Digital Books	$8.6	$6.4	40%	$30.1	21%	8%
WileyPLUS	$13.9	$11.9	18%	$49.5	22%	13%
Other	$3.2	$3.4	(5%)	$10.5	2%	3%
Total Revenue	**$67.2**	**$62.6**	**10%**	**$367.0**	**12%**	**100%**
Adjusted Contribution to Profit	**($8.6)**	**($8.2)**	**(3%)**	**$50.8**	**2%**	

Adjusted Contribution to Profit excludes fourth quarter and fiscal year 2014 net restructuring charges, and fourth quarter and fiscal year 2013 net restructuring charges

Full Year Summary

- Strong double-digit growth for WileyPLUS, Online Program Management, and Digital Books
  - WileyPLUS course management solution now nearly $50M in revenue, up from $41M in prior year
  - Online Program Management base now spans 37 partners, up from 31 in prior year. George Washington University signed in Q4
  - Number of total Online Program Management programs under contract at 174 vs. 146 at prior year end
- Print Textbooks now 44% of revenue, down from 55% in prior year. Print Textbook decline largely offset by growth in alternatives (WileyPLUS, Digital Books and Binder & Custom Product)
- Adjusted Contribution to Profit reflects revenue growth and restructuring savings, largely offset by investment in Online Program Management ($0.06 dilutive for year) and higher accrued incentive costs

Shared Services Costs

	QUARTER			YEAR	
(millions spent)	Q4 2014	Q4 2013	Change (Excluding FX)	FY14	Change (Excluding FX)
Distribution	$22.8	$24.7	(9%)	$96.1	(5%)
Technology	$49.4	$46.7	5%	$183.3	13%
Finance	$12.4	$10.0	23%	$44.7	9%
Other Administration	$27.8	$25.1	10%	$96.1	11%
Total	**$112.3**	**$106.5**	**5%**	**$420.2**	**7%**

Adjusted Shared Services Costs exclude restructuring and/or impairment charges in the fourth quarter and fiscal year 2014, and fourth quarter and fiscal year 2013.

Full Year Summary

- Technology up 13% primarily due to investment in knowledge-enabled solutions
- Distribution reduction (-5%) primarily due to lower print volumes
- Finance and Other Administration increases due to higher accrued incentive compensation and lower property tax incentive at New Jersey headquarters

Balance Sheet

(millions)	As of 4/30/14	As of 4/30/13
Cash and Cash Equivalents	$486.4	$334.1
Long Term Debt	$700.1	$673.0
Net Debt	$213.7	$338.9
Net Debt to EBITDA (ttm)	0.5	0.8

- April 30, 2014 results do not include $175M purchase of CrossKnowledge on May 1
  - Financed with overseas cash-on-hand and capacity from revolving credit facility
  - Accordion feature exercised under Revolving Credit Agreement (aggregate commitment increased from $825M to $940M)

Cash Flow

(millions)	FY14	FY13
Net Income	**$160.5**	**$144.2**
Items of Note		
Restructuring & Impairment Charges	$47.5	$60.0
Restructuring Payments	($28.3)	($5.6)
Income Tax Deposit	($12.0)	($42.1)
Operating Cash Flow	**$348.2**	**$337.0**
Capex (Technology)	$57.6	$58.7
Composition spending	$40.6	$50.4
Free Cash Flow	**$250.1**	**$227.9**
Uses of Cash		
Acquisitions	$54.5	$263.3
Dividends	$59.0	$57.4
Share Repurchases	$63.4	$73.7

FY14 acquisitions include Profiles International and Elan Guides

- CrossKnowledge ($175M) closed on May 1
- Financed through overseas cash-on-hand and available credit facility

Quarterly dividend raised for 20th consecutive year in June 2013 (+4%)

- Dividend raised 20% and 25% in 2012 and 2011, respectively

FY14 repurchases totaled 1.25M shares at an average cost of $50.79

- 3.3M shares remaining in June 2013 program

Restructuring Summary

- FY14 restructuring savings ($38M) higher than expected; other realized savings (improvements in procurement, etc.) contributed $9M
- Total restructuring program charges of $67M taken
- $80 million in run-rate savings expected for FY15; approximately 50% reinvested

Savings Concentration



Corporate-wide actions
• Organization consolidation and simplification
• Process optimization
• Portfolio rationalization
Other
• US Pension closed/ frozen
Technology
• Outsourcing
• Rationalization and decommissioning of legacy applications
Global Operations
• Customer service consolidation
• Regional physical distribution optimization
• Inventory planning & management centralization
Other
F&A
Research
Education
Technology
Global Operations
Professional Development

Reinvestment Focus

- Continued investment in growth of our acquired solutions businesses
- Development of new products & services
- Further development of existing platforms, including Wiley Online Library and WileyPLUS course expansion
- Development of new CRM tools and services
- Deployment of an ERP to replace our largely internally-developed reporting and order-to-cash systems

Looking Ahead

FY15 Outlook

Metric	Including Recent Acquisitions
Revenue growth %	Mid-single digit
Adjusted EPS	$3.25 to $3.35*

*CrossKnowledge and Profiles International expected to be dilutive by $0.10/share in FY15, primarily due to a write-down of deferred revenue under purchase accounting

FY17 Goals Reiterated

- Mid-single digit revenue growth
- Operating margin $\geq$ 17%
- EPS growth of $\geq$ 10%
- 25% of revenue from solutions

2014 Investor Day
Friday, September 26
Hoboken, NJ
9:00 am to 12:30 pm ET

WILEY

Fourth Quarter and Fiscal Year 2014
Earnings Update

June 17, 2014



Learning
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WILEY